UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: April 4, 2013

The X-Change Corporation
(Exact name of small business issuer as specified in its charter)

Commission File Number: 002-41703

Nevada	90-0156146
(State of incorporation)	(IRS Employer ID Number)

12655 North Central Expressway, Suite 1000 Dallas TX 75243
(Address of principal executive offices) (Zip Code)

(888) 889-0888
(Registrant’s telephone number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐ Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐ Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐ Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On February 26, 2013, the Board of Directors of the Company announced that it had engaged the services of Drake Klein Messineo CPA’s PA (aka DKM Certified Public Accountants) (DKM) of Clearwater, Florida to perform the audit of the Company’s financial statements as of and for the year ended December 31, 2012.  This announcement was predicated upon a February 25, 2013 e-mail communication from DKM representing an inferred acceptance of the engagement.

On April 4, 2013, DKM informed the Company “... we are not going to be able to pursue this engagement.  Our resources are too thin at this time to provide the company [sic] with the quality and quantity of audit work that X-Change would require.”

Accordingly, DKM never issued, and the Company did not execute, an engagement letter related to the audit of our 2012 financial statements, nor has DKM issued any type of accountant’s report or auditor’s report on any of the Company’s financial statements.  During the period from February 25, 2013 through the date of this report, there were no disagreements with DKM on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure.

As DKM was never officially the auditor of record for the Company, no exhibit letter(s) are required to be filed with this Current Report.

The Company anticipates appointing successor auditors in the near future.

Item 9.01. Financial Statements and Exhibits.

(c) Financial Statements

On March 29, 2013, the Company filed Form 12b-25, Notice of a Late Filing of a Form 10-K or 10-KSB, related to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.  Due to the aforementioned event of April 4, 2013, the Company is in the process of identifying and engaging a successor auditing firm and will strive to complete the filing of the Form 10-K for the year ended December 31, 2012 within the protocols established through the filing of the Form 12b-25; however, at this time, there can be no certainty that said protocols will occur in a timely manner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

The X-Change Corporation

Dated: April 5, 2013	By:	/s/ Robert Kane
Robert Kane
President, Chairman and
Chief Executive Officer